AGREEMENT

Made this as of this 1st day of June, 1995, by and among VANGUARD/WELLINGTON FUND, INC., VANGUARD/WINDSOR FUNDS, INC., VANGUARD WORLD FUND, INC., GEMINI II, INC., VANGUARD EXPLORER FUND, INC., VANGUARD/MORGAN GROWTH FUND, INC., VANGUARD/WELLESLEY INCOME FUND, INC., VANGUARD FIXED INCOME SECURITIES FUND, INC., VANGUARD MONEY MARKET RESERVES, INC., VANGUARD MUNICIPAL BOND FUND, INC., VANGUARD PREFERRED STOCK FUND, VANGUARD STAR FUND, VANGUARD/PRIMECAP FUND, INC., VANGUARD INDEX TRUST, VANGUARD/TRUSTEES' EQUITY FUND, VANGUARD SPECIALIZED PORTFOLIOS, INC., VANGUARD CALIFORNIA TAX-FREE FUND, VANGUARD NEW YORK INSURED TAX-FREE FUND, VANGUARD PENNSYLVANIA TAX-FREE FUND, VANGUARD OHIO TAX-FREE FUND, VANGUARD FLORIDA INSURED TAX-FREE FUND, VANGUARD CONVERTIBLE SECURITIES FUND, INC., VANGUARD QUANTITATIVE PORTFOLIOS, INC., VANGUARD BOND INDEX FUND, INC., VANGUARD EQUITY INCOME FUND, INC., VANGUARD NEW JERSEY TAX-FREE FUND, VANGUARD ADMIRAL FUNDS, INC., VANGUARD INSTITUTIONAL PORTFOLIOS, INC., VANGUARD ASSET ALLOCATION FUND, INC., VANGUARD VARIABLE INSURANCE FUND, INC., VANGUARD BALANCED INDEX FUND, INC., VANGUARD INSTITUTIONAL INDEX FUND, VANGUARD INTERNATIONAL EQUITY INDEX FUND, INC., VANGUARD TAX-MANAGED FUND, INC., AND VANGUARD HORIZON FUND, INC., (hereinafter collectively referred to as "Funds") and THE VANGUARD

GROUP, MC. AND VANGUARD MARKETING CORPORATION (hereinafter collectively referred to as "Vanguard").

THIS AGREEMENT is entered into under the following circumstances:

A. Section 17(g) of the Investment Company Act of 1940 ("the Act") provides that the Securities and Exchange Commission ("SEC") is authorized to require that the officers and employees of registered management investment companies be bonded against larceny and embezzlement, and the SEC has promulgated rules and regulations dealing with this subject ("Rule 17g-I");

B.	Funds and Vanguard are named as joint insureds under the terms of certain bond or policy of insurance with total coverage of $50,000,000 which insures against larceny and embezzlement by officers and employees (the "Bond");

C. A majority of those members of the Board of Directors (Trustees) of e a c h of the Funds, who are not "interested persons as defined by Section 2(a)(19) of the Act, have given due consideration to all factors relevant to the form, amount and apportionment of recoveries and premium on such joint insured Bond, and the Board of Directors (Trustees) of each Fund has approved the term and amount of the Bond, the portion of the premium payable by that party, and the manner in which recovery on said Bond, if any, shall be shared by and among the parties hereto as hereinafter set forth; and

D. Funds and Vanguard now desire to enter into the agreement required by Rule 17g-l(f) to establish the manner in which recovery on said Bond, if any, shall be shared.

NOW, THEREFORE, IT IS HEREBY AGREED by and among the parties as follows:

I. ALLOCATION of RECOVERIES

A. In the event of a separate loss or losses under the Bond, the party suffering such loss or losses shall be entitled to b e indemnified up to the full amount of the Bond.

B. If more than one of the parties hereto is damaged in a single loss or occurrence for which recovery is received under the Bond, each such party shall receive that portion of the recovery which represents the loss sustained by that party, unless the recovery is inadequate fully to indemnify each such party sustaining a loss.

C. If the recovery is inadequate fully to indemnify each such party sustaining a loss, the recovery shall be allocated among such parties as follows:

(i) Each party sustaining a loss shall be allocated an amount equal to the lesser of its actual loss or the minimum amount of bond deemed appropriate to be maintained by such party as hereinafter set forth in paragraph 2 hereof and Exhibit A hereof.

(ii) The remaining portion of the recovery shall-be allocated to each party sustaining a loss not fully indemnified by the allocation under subparagraph (i) in ratio of the premium paid by each such party to the premium paid by all such parties.

2.	BONDING COVERAGE REQUIRED

Each of the parties hereto has determined that the minimum amount of fidelity bond coverage deemed appropriate to be maintained by it is as set forth opposite its name in Exhibit A hereto and each of the Funds represents and warrants to each of the other parties hereto that the minimum amount of coverage required of it under Rule 17g-1(d)(1) as of May 31, 1995, is not more than reflected opposite its name in Exhibit A hereto. Each of the Funds further agrees that it will determine, immediately following the end of its fiscal quarters, the minimum amount of coverage required of it by Rule 17g-1(1) and will promptly take such steps as may be necessary to insure that its minimum coverage as therein set forth shall a t no time be less than the minimum coverage required of it under Rule 17g-1(d)(1).

3. This Agreement shall apply to the present fidelity bond coverage and any renewal or replacement thereof and shall continue until terminated by any party hereto upon the giving of not less than sixty days' written notice to the other parties hereto.

4. Any dispute arising under this Agreement shall be submitted to arbitration under the Rules of the American Arbitration Association and the decision rendered therein shall be final and binding upon the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed as of the date aforesaid.

VANGUARD/WELLINGTON FUND, INC.
VANGUARD/WINDSOR FUNDS, INC.
VANGUARD WORLD FUND, INC.
GEMINI II, INC.
VANGUARD EXPLORER FUND, INC.
VANGUARD/MORGAN GROWTH FUND, INC.
VANGUARD/WELLESLEY INCOME FUND, INC.
VANGUARD FIXED INCOME SECURITIES FUND, INC.
VANGUARD MONEY MARKET RESERVES, INC.
VANGUARD MUNICIPAL BOND FUND, INC.
VANGUARD PREFERRED STOCK FUND
VANGUARD STAR FUND
VANGUARD INDEX TRUST
VANGUARDITRUSTEES' EQUITY FUND
VANGUARD SPECIALIZED PORTFOLIOS, INC.
VANGUARD/PRIMECAP FUND, INC.
VANGUARD CALIFORNIA TAX-FREE FUND
VANGUARD NEW YORK INSURED TAX-FREE FUND
VANGUARD PENNSYLVANIA TAX-FREE FUND
VANGUARD CONVERTIBLE SECURITIES FUND, INC.
VANGUARD QUANTITATIVE PORTFOLIOS, INC.
VANGUARD BOND INDEX FUND, INC.
VANGUARD EQUITY INCOME FUND, INC.

VANGUARD BALANCED INDEX FUND
VANGUARD FLORIDA INSURED TAX-FREE FUND
VANGUARD ADMIRAL FUNDS, MC.
VANGUARD NEW JERSEY TAX-FREE FUND
VANGUARD INSTITUTIONAL PORTFOLIOS, MC.
VANGUARD ASSET ALLOCATION FUND, MC.
VANGUARD OHIO TAX-FREE FUND
VANGUARD VARIABLE INSURANCE FUND, MC.
VANGUARD INSTITUTIONAL INDEX FUND
VANGUARD INTERNATIONAL EQUITY INDEX FUND, MC.
VANGUARD TAX-MANAGED FUND, MC.
VANGUARD HORIZON FUND, MC.
THE VANGUARD GROUP, INC.
VANGUARD MARKETING CORPORATION

BY
John C. Bogle, Chairman, and
Chief Executive Officer

Attest:
Raymond J. Klapinsky, Secretary

Exhibit A

FIDELITY BOND REQUIREMENTS
AS OF MAY 31, 1995

		Rule 17(g)
		Minimum
	Net Assets	Coverage
Fund	(000.000)(1)	(000)(2)

Vanguard/Windsor Funds
- Windsor Fund	$12,293	$2,500
- Windsor II	9,262	2500

Vanguard/Trustee’s Equity Fund
- United States	118	525
- International	1,049	1,250

Vanguard World Fund
- U.S. Growth	2,767	1,500
- International Growth	3,112	2,100

Vanguard Specialized Portfolios
- Energy	549	900
- Health Care	943	1,000
- Gold & Precious Metals	589	900
- Utilities Income	634	900

Vanguard Index Trust
- 500	12,046	2,500
- Extended Market	1,114	1,250
- Total Stock Market	1,077	1,250
- Value	349	750
- Growth	140	525
- Small Capitalization Stock	692	900

Vanguard International Equity Index Fund
- European	814	1,000
- Pacific	717	900
- Emerging Markets	142	525

Vanguard Bond Index Fund
- Total Bond Market	2,091	1,700
- Short-Term Bond	144	525
- Intermediate-Term Bond	149	525
- Long Term Bond	12	200

		Rule 17(g)
		Minimum
	Net Assets	Coverage
Fund	(000.000)(1)	(000)(2)

Vanguard Fixed Income Securities Fund
- Short-Term Corporate	3,260	2,100
- Short-Term Federal	1,487	1,250
- Short-Term U. S. Treasury Bond	829	1,000
- Intermediate-Term U. S. Treasury Bond	1,036	1,250
- Intermediate-Term Corporate	238	600
- Long-Term U. S. Treasury Bond	786	1,000
- GNMA	6,305	2,500
- Long-Term Corporate	2,996	1,900
- High Yield Corporate	2,490	1,700

Vanguard Admiral Funds
- U.S. Treasury Money Market	1,463	1,250
- Short-Term U. S. Treasury	363	750
- Intermediate-Term U. S. Treasury	493	900
- Long-Term U. S. Treasury	146	525

Vanguard Money Market Reserves
- Prime	16,796	2,500
- Federal	2,388	1,700
- U.S. Treasury	2,278	1,700

Vanguard Variable Insurance Fund
- Money Market	198	600
- High Grade Bond	110	525
- Balanced	257	750
- Equity Income	81	450
- Index	232	600
- Growth	129	525
- International	78	450

Vanguard Municipal Bond Fund
- Money Market	4,182	2,500
- Short-Term	1,435	1,250
- Limited-Term	1,643	1,500
- Intermediate-Term	5,277	2,500
- Long-Term	1,050	1,250
- High Yield	1,823	1,500
- Insured Long Term	1,942	1,500

Vanguard California Tax-Free Fund
- Money Market	1,108	1,250
- Insured Intermediate-Term	170	600
- Insured Long-Term	934	1,000

		Rule 17(g)
		Minimum
	Net Assets	Coverage
Fund	(000.000)(1)	(000)(2)

Vanguard New Jersey Tax-Free Fund
- Money Market	813	1,000
- Insured Long-Term	739	900

Vanguard Pennsylvania Tax-Free Fund
- Money Market	1,143	1,250
- Insured Long-Term	1,476	1,250

Vanguard Ohio Tax-Free Fund
- Money Market,	165	600
- Insured Long Term	175	600

Vanguard Florida Insured Tax-Free Fund	360	750
Vanguard Explorer Fund	1,259	1,250
Vanguard Equity Income Fund	904	1,000
Vanguard/Morgan Growth Fund	1,196	1,250
Vanguard PRIMECAP Fund	2,456	1,700
Vanguard Quantitative Portfolios	716	900
Gemini II	361	750
Vanguard Asset Allocation Fund	1,350	1,250
Vanguard Balanced Index Fund	472	750
Vanguard Convertible Securities Fund	169	600
Vanguard Preferred Stock Fund	309	750
Vanguard/Wellesley Income Fund	6,486	2,500
Vanguard/Wellington Fund	10,423	2,500
Vanguard New York Insured Tax-Free Fund	796	1,000
'Vanguard Institutional Portfolios	631	900
Vanguard Institutional Index Fund (3)	4,395	2,500
Vanguard STAR Fund (3)
- STAR	4,255	2,500
- STAR Income	28	300
- STAR Conservative	110	525
- STAR Moderate	94	450
- STAR Growth	105	525
Vanguard Tax-Managed Fund
- Growth and Income	52	350
- Capital Appreciation	147	525
- Balanced	27	300
Vanguard Horizon Fund	-0-	-0-

	$156,429	$99,425

(1) As of May 3 1, 1995
(2) The maximum bond required for an investment company by the 1940 Act is $2,500,000.
(3) Not a member of The Vanguard Group.